UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 1, 2007

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2007, Richard J. Hoffman was hired as Vice President, Corporate Controller and Chief Accounting Officer and will serve as Hospira’s principal accounting officer.  Mr. Hoffman was previously employed by CNH Global N.V. (Case New Holland) since 2000.  His last position was Corporate Controller and Chief Accounting Officer, which he held since July, 2004.  Prior to that time he served as Assistant Corporate Controller and Chief Accounting Officer and in various finance and reporting roles.

Richard J. Hoffman will receive (i) an annual base salary of $250,000; (ii) a cash sign-on bonus of $50,000; (iii) eligibility for an annual incentive award targeted at 34% of base salary; (iv) 15,000 stock options on September 28, 2007, the last trading day of the calendar quarter of hire, with the exercise price being the average of the high and low trading prices of Hospira common stock on the New York Stock Exchange on that date; and (v) 5,000 restricted shares of Hospira common stock on September 28, 2007, which shall be subject to forfeiture due to a termination of employment until the earliest of the following events:  (a) the three year anniversary of the grant date; (b) the date of a change in control that occurs prior to a termination of employment; or (c) a termination of employment due to death or disability.

Hospira’s former controller and principal accounting officer, Valentine Yien, will serve as Hospira’s Corporate Vice President, Operations Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: August 1, 2007		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary